FORM 8-K/A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):      October 19, 1998


                       OASIS RESORTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter.)


                                     Nevada
                    (State of incorporation or organization)


        0-9476                                          48-0680109
 (Commission File Number)                  (I.R.S. Employee Identification No.)


            3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada
                    (Address of principal executive offices)

                                     89103
                                   (Zip Code)

Registrant's telephone number, including area code:           (702) 892-3742

            Flexweight Corporation, 915 N. Wells, Wendover, NV 89883 (Former name or former address, if changed since last report)

Introduction

     Pursuant to Items 7 (a) and Item 7 (b) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K Oasis Resorts International, formerly Flexweight Corporation (the "Company") hereby amends
Item 7 (a) and 7 (b) of its Current Report on Form 8-K, filed with the Commission on October 26, 1998 to file pro forma financial information for the Company reflecting the acquisition of assets from NuOasis International, Inc. ("NuOasis") which was effective October 19, 1998.

Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

Item 7 (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Filed herewith as part of this report are the following financial statements: Oasis Resorts International, Inc. (i) Report of Independent Auditors, (ii) Statement of Net Assets Acquired as of June 30, 1998, (iii) Statement of Operations and Comprehensive Loss of the Net Assets Acquired for the year ended June 30, 1998, (iv) Statements of Stockholder's Deficit of the Net Assets Acquired for the year ended June 30, 1998, (v) Statements of Cash Flows of the Net Assets Acquired for the year ended June 30, 1998, and (vi) Notes to Financial Statements.


Item 7 (b)       UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Filed herewith as part of this report are the Company's unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 and the unaudited pro forma condensed consolidated Statements of Operations for the year ended June 30, 1998 and the notes thereto. As a result of this event, the Company changed its fiscal year end from August 31 to June 30.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  OASIS RESORTS INTERNATIONAL, INC.
                                  Formerly Flexweight Corporation
                                  (Registrant)



Dated:  July 24, 2000             By:  /s/  Walter Sanders
                                            Walter Sanders,
                                            Chairman of the Board and President




Dated:  July 24, 2000             By:  /s/  Jon L. Lawver
                                            Jon L. Lawver,
                                            Director

                        OASIS RESORTS INTERNATIONAL, INC.
                        (Formerly Flexweight Corporation)



                          Index to Financial Statements



Description                                                                 Page

Financial Statements of Net Assets Acquired from NuOasis International, Inc.

Independent Auditors' Report................................................ F-2

Statement of Net Assets Acquired as of June 30, 1998........................ F-3

Statement of Operations and Comprehensive Loss
  of the Net Assets Acquired for the year ended June 30, 1998............... F-4

Statements of Owner's Deficit of the Net Assets Acquired
  for the year ended June 30, 1998.......................................... F-5

Statement of Cash Flows of the Net Assets Acquired
  for the year ended June 30, 1998.......................................... F-7

Unaudited Condensed Consolidated Pro Forma Financial Statements

Introduction to Unaudited Pro Forma Condensed
 Consolidated Financial Statements..........................................F-19

Unaudited Pro Forma Condensed Consolidated
 Balance Sheet at June 30, 1998.............................................F-20

Unaudited Pro Forma Condensed Consolidated Statement of
 Operations for the year ended June 30, 1998................................F-21

Notes to Financial Statements...............................................F-22

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Oasis Resorts International, Inc.
(Formerly Flexweight Corporation)

We have audited the accompanying statement of net assets acquired by Oasis Resorts International, Inc. ("Oasis") from NuOasis International, Inc., ("NuOasis") as of June 30, 1998, and the related statement of operations, owner's capital (deficit) and cash flows of the net assets acquired from NuOasis for the year then ended. These financial statements are the responsibility of NuOasis's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets acquired by Oasis from NuOasis as of June 30, 1998, and the results of operations and cash flows of the net assets acquired from NuOasis for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the NuOasis operations acquired by Oasis will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has recurring losses from operations since its inception. It requires substantial long-term financing to complete certain projects, as well as working capital financing to meet its past-due and current obligations. These factors raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                   /s/      McKennon, Wilson & Morgan, LLP
                                            McKennon, Wilson & Morgan, LLP

Irvine, California
April 4, 2000

                        Statement of Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                        From NuOASIS INTERNATIONAL, INC.
                                  June 30, 1998


ASSETS
Cash and cash equivalents                                   $    104,454
Accounts receivable, net                                         619,284
Inventory                                                        171,237
Marketable securities (Note 4)                                   929,000

   Total current assets                                        1,823,975

Receivable from Lessor (Note 3)                                  984,892
Lease deposit (Note 6)                                         1,000,000
Investment, at cost (Notes 2 and 3)                            2,000,000
Other                                                            239,701
   Total assets                                             $  6,048,568
LIABILITIES AND OWNER'S DEFICIT
Accounts payable                                            $  1,711,633
Due Lessor (Notes 3, 6 and 8)                                  1,829,265
Accrued liabilities                                              832,012
Due Parent                                                     1,220,619
   Total current liabilities                                   5,593,529
Due Affiliate (Notes 1, 3 and 9)                              13,000,000
   Total liabilities                                          18,593,529
Commitments and contingencies (Note 6)
Owner's deficit (Notes 1, 2, 7 and 9):
  Owner's capital                                             10,345,833
  Accumulated deficit                                        (13,369,089)
  Accumulated other comprehensive loss                          (521,705)
  Notes receivable from Resorts                               (9,000,000)
   Total owner's deficit                                     (12,544,961)
  Total liabilities and owner's deficit                     $  6,048,568





              See accompanying notes to these financial statements.

                 Statements of Operations and Comprehensive Loss
                             of Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                        from NuOASIS INTERNATIONAL, INC.
                        For The Year Ended June 30, 1998




Revenues                                                         $  5,292,604
Costs of revenues                                                   5,512,702
  Gross profit (loss)                                                (220,098)
Selling, general and administrative expenses                        1,244,870
Impairment of long-lived assets (Notes 2 and 3)                     3,453,000
Loss from operations                                               (4,917,968)
Interest expense                                                       31,591
         Net loss                                                  (4,949,559)
Other comprehensive income (loss):
  Unrealized loss on marketable
    securities                                                       (590,000)
  Foreign currency translation adjustment                              79,005
            Comprehensive loss                                   $ (5,460,554)







              See accompanying notes to these financial statements.

          Statement of Owner's Capital (Deficit) and Comprehensive Loss
                             of Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                        from NuOASIS INTERNATIONAL, INC.
                        For The Year Ended June 30, 1998


                                                                   Other           Notes
                                       Owner's    Accumulated  Comprehensive  Receivable From
                                       Capital      Deficit        Loss           Resorts         Total
Balances, July 1, 1997              $ 12,137,707 $ (8,419,529) $   (10,710)  $            -   $  3,707,468
Recapitalization by NuOasis           10,657,000            -            -      (10,000,000)       657,000
Shares of Oasis assigned from
   NuOasis for lease deposit
                                               -            -            -        1,000,000      1,000,000
Constructive      dividend to CPL    (13,000,000)           -            -                -    (13,000,000)
Capital contributions                    551,126            -            -                -        551,126
Net loss and      comprehensive loss           -   (4,949,559)    (510,995)               -     (5,460,554)
Balances, June 30, 1998                          $(13,369,088) $  (521,705)  $   (9,000,000)  $(12,544,960)
                                    $ 10,345,833














              See accompanying notes to these financial statements.

                             Statement of Cash Flows
                             of Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                        from NuOASIS INTERNATIONAL, INC.
                        For The Year Ended June 30, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                              $ (4,949,559)
  Adjustments to reconcile net loss to
    net cash provided by (used in) operating activities:
      Write-off of note receivable from Club Hammamet                    1,905,000
      Impairment of SALT equity investment and Cleopatra Cap Gammarth
        Casino interest                                                  1,548,000
      Changes in operating assets and liabilities:
        Accounts receivable                                               (357,793)
        Inventory                                                           22,764
        Other current assets                                                 2,231
        Accounts payable                                                   635,720
        Accrued liabilities                                                157,070
        Due Lessor                                                       1,247,019
Net cash provided by operating activities                                  210,452
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment                                                     (52,597)
Advances on note receivable from Club Hammamet                            (154,200)
Other assets                                                               424,647
Net cash provided by investing activities                                  217,850
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances to Lessor                                                        (984,892)
Repayment of short-term bank loans                                        (300,000)
Repayments from NuOasis                                                   (252,574)
Capital contributions                                                      551,126

Net cash used in financing activities                                     (986,340)
Foreign currency effect on cash                                             79,005

Net decrease in cash                                                      (479,033)
Cash and cash equivalents at beginning of year                             583,487
Cash and cash equivalents at end of year                              $    104,454




              See accompanying notes to these financial statements.

                             Statement of Cash Flows
                             of Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                  from NuOASIS INTERNATIONAL, INC. (continued)
                        For The Year Ended June 30, 1998




Supplemental Disclosure of Cash Flows -
     Cash paid during the year for interest                          $    31,591
Non-Cash Financing and Investing Activities:
     Capital contribution of marketable securities by Parent             657,000
     Lease deposit exchanged for note receivable from Resorts          1,000,000
     Constructive dividend resulting from notes payable issued to
         affiliate in exchange for assets                            $13,000,000















              See accompanying notes to these financial statements.

                   Notes to Consolidated Financial Statements
                           of the Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                        from NuOASIS INTERNATIONAL, INC.


1 - Organization and History

Oasis Resorts International Inc., herein referred to as "Oasis" or the "Company", holds 20 acres of partially developed land in Oasis, Nevada. Management intends to develop a hotel and casino; however, development has been delayed until additional financing can be obtained. The Company was in the development stage prior to acquiring the assets of NuOasis International, Inc. ("NuOasis" or the "Parent").

On October 19, 1998, the Company entered into an exchange agreement with NuOasis, a wholly-owned subsidiary of NuOasis Resorts, Inc. ("Resorts") to acquire NuOasis's 75% interest in Cleopatra Palace Resorts and Casinos Ltd. ("CPRC"). CPRC was formed to acquire all of the equity interest owned by NuOasis in Cleopatra Cap Gammarth, Limited ("CCGL") which intends to operate the Cleopatra Cap Gammarth Casino, a right to re-acquire an interest in Cleopatra Hammamet Limited, which operates the casino Cleopatra Hammamet Casino, and Cleopatra's World, Inc. ("CWI") which operates the Le Palace Hotel & Resort at Cap Gammarth (see Note 3). All of the properties are located in Tunisia. Cleopatra Palace Ltd. ("CPL") is a predecessor company to CPRC, an entity controlled by NuOasis which previously held the interests in the Cleopatra Hammamet Casino and the Cleopatra Cap Gammarth Casino.

2 - Basis of Presentation and Principles of Accounting

Basis of Presentation

The accompanying financial statements include the historical assets and liabilities, and the historical operations of the net assets acquired by Oasis from NuOasis for the period presented. The net assets acquired are herein referred to as the "Entity". The accompanying financial statements include expenses, both direct and indirect, of the Parent, which were incurred for the benefit of the Entity.

Going Concern Considerations

The Entity has recurring losses from operations, and at June 30, 1998, the Company has a working capital deficit of approximately $3.8 million. The Entity requires approximately $7 to $10 million of immediate working capital to complete the final phase of construction of the Le Palace Hotel & Resort and the Cleopatra Cap Gammarth Casino, market the hotel and casino as a destination resort, as well as service certain past-due trade creditors. NuOasis is currently a plaintiff in litigation with the owners of the Cleopatra Cap Gammarth Casino due to delays in the completion of the project by the owner. NuOasis has received a judgment for the benefit of the Entity totaling approximately $292 million against Societe D'Animation et de Loisirs Touristique, a Tunisian corporation ("SALT"), the ultimate collectibility of which is unknown (see Note 3). The Entity is a defendant in a matter initiated by the owners of the Le Palace Hotel & Resort for 1999 rents unpaid by the Entity. At June 30, 1998, the Entity owed approximately $1.8 million under the lease agreement.

                          Notes to Financial Statements
                           of the Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                  from NuOASIS INTERNATIONAL, INC. (continued)



2 - Basis of Presentation and Principles of Accounting (continued)

These factors raise substantial doubt about the Entity's ability to continue as a going concern. Management's plans with respect to these matters include obtaining sources of capital to complete the projects, and pay its past-due trade creditors and rents. Meanwhile, the Entity will attempt to perfect its judgment against the landlords of SALT. There are no assurances that such financing will be consummated on terms favorable to the Entity, if at all, nor that the Entity will be successful in collecting on its judgment against SALT. No adjustments have been made to the accompanying financial statements as a result of this uncertainty.

Fiscal Year End

The Company utilizes June 30 as its fiscal year end.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Marketable Securities

The Entity accounts for its equity securities as available-for-sale securities. In connection therewith, the Entity records unrealized gains and losses as a component of shareholders' equity. Realized gains and losses are recorded in operations. The Entity uses the specific identification method for accounting for its marketable securities.

Impairment of Long-lived Assets

The Entity assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of property and goodwill over their remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Investments, at cost

The Entity holds a 9% equity interest in SALT. This investment is carried at cost, less amounts deemed necessary to reflect the asset at its net realizable value. The investment was exchanged from CPL to CWI with a carrying value of $3.1 million. CPL had also incurred costs of $424,000 in connection with its interest. During 1998, management determined the investment was impaired, and accordingly, they recorded a provision for loss of $1.5 million in fiscal 1998. The impairment was based on collection of the money judgement against SALT and certain of its shareholders (see Note 3). The carrying value at June 30, 1998 is $2 million.

                          Notes to Financial Statements
                           of the Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                  from NuOASIS INTERNATIONAL, INC. (continued)


2 - Basis of Presentation and Principles of Accounting (continued)

Foreign Currency

The financial statements of the Entity's non-U.S. operations are translated into U.S. dollars for financial reporting purposes. The assets and liabilities of non-U.S. operations whose functional currencies are other than the U.S. dollar are translated at rates of exchange at fiscal year-end, and revenues and expenses are translated at average exchange rates for the fiscal year. The cumulative translation effects are reflected in stockholders' equity. Foreign currency gains and losses on transactions denominated in other than the functional currency of an operation are reflected in other income (expense).

Revenue Recognition

Revenues from hotel operations are recorded when the services are rendered. Revenues from food and beverage sales are recognized upon delivery of the product and service.

Provision for Income Taxes

The Entity accounts for its income taxes using the separate-return basis under an asset and liability method, whereby deferred tax assets and liabilities are determined based on temporary differences between bases used for financial reporting and income tax reporting purposes. Income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Entity will not realize tax assets through future operations.

The Entity's net deferred tax assets at June 30, 1998, consist of net operating loss carryforwards amounting to approximately $10 million. At June 30, 1998, the Entity provided a 100% valuation allowance for these net operating loss carryforwards totaling $3.5 million. During the year ended June 30, 1998, the Entity's valuation allowance increased $1.7 million. The Entity's annual use of net operating loss carryforwards are limited due to the change in ownership experienced in 1998. No benefit for income taxes has been provided since all deferral tax assets have been fully reserved. Income tax expense is not material to the accompanying statements of operations. The Entity's significant temporary differences in the reporting of financial statements and income taxes are impairments of assets totaling $1.5 million related to its SALT interest and Cleopatra Cap Gammarth Casino lease.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          Notes to Financial Statements
                           of the Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                  from NuOASIS INTERNATIONAL, INC. (continued)


2 - Basis of Presentation and Principles of Accounting (continued)

Reporting Comprehensive Income

The Entity reports the components of comprehensive income using the income statement approach. Comprehensive income includes net income, as well as certain non-shareholder items that are reported directly within a separate component of owners' equity and bypass operations. Components which give rise to the other comprehensive income are foreign currency translations adjustments and temporary gains and losses on marketable securities.

Accounting for Derivative Instruments and Hedging Activities

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). Under the provisions of FAS 133, the Entity will be required to recognize all derivatives as either assets or liabilities in the statements of financial position and measure these instruments at fair value. The Entity has adopted FAS 133 during fiscal 1999. Currently, the Entity does not have any instruments that would qualify as derivatives under FAS 133. Accordingly, the Entity does not believe that FAS 133 would have a material impact on its current financial position or results of operations.

Financial assets with carrying values approximating fair value include cash and cash equivalents, marketable securities, notes receivable and other investments. Financial liabilities with carrying values approximating fair value include accounts payable and accrued interest, and notes payable. Notes due to and from related parties have no readily ascertainable fair value.

3 - Tunisian Operations

Le Palace Hotel & Resort

During fiscal 1997, NuOasis exchanged 600,000 shares of common stock of The Hartcourt Companies Inc., valued at approximately $862,000 based on a national quotation system, for a 50% equity ownership in CWI. CWI is the lessee of the Le Palace Hotel & Resort surrounding the Cleopatra Cap Gammarth Casino (see Note 8 for discussion of this lease).

On June 1, 1998, CWI acquired certain interests from CPL for $13 million in notes payable. The assets acquired consisted of an equity interest of 9% in SALT, with a carrying value of $3.1 million, the leasehold interest in the Cleopatra Cap Gammarth Casino, with a carrying value of approximately $424,000, and a receivable from the Societe Loisirs Club Hammamet ("Club Hammamet") with a face value of $1.9 million. Since the historical carrying value of the assets acquired of $5.4 million have been reported in these financial statements for the periods presented, the purchase price of $13 million was deemed a constructive dividend to this related party as reflected in the accompanying statement of owner's deficit during the year ended June 30, 1998, since the assets were under common control at the date of acquisition.

                          Notes to Financial Statements
                           of the Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                  from NuOASIS INTERNATIONAL, INC. (continued)


3 - Tunisian Operations (continued)

In connection with a letter agreement dated April 26, 1998, effective June 1, 1998, the Entity was recapitalized, and increased its interest to 60% equity ownership in CWI with $10 million of notes due from Resorts (Note 9), marketable securities consisting of 2,000,000 shares of Resorts valued at $254,000 and 280,000 shares of common stock of The Hartcourt Companies, Inc. valued at $403,000 (Note 4); a Put/Option Agreement between Resorts and J. Monterosso dated August 22, 1997 with no carrying value and a face value of $715,000 and a promissory note dated August 22, 1997 with no carrying value, and a balance due of $1,135,000 at the date of recapitalization. The debtor of these notes is in bankruptcy; therefore, the ultimate collection of amounts due the Entity is uncertain. The aggregate historical value of these assets, including the notes of $10 million, was approximately $10.7 million at the date of transfer as reflected in the accompanying statements of owner's deficit for the year ended June 30, 1998.

In connection with the reorganization of CPRC (see below), the Entity effectively increased its ownership interest to 80% in CWI through the purchase of an additional equity interest from an individual affiliated with the Entity and existing shareholder of CPRC. No value was attributed to this transaction since CWI had no significant net assets.

Cleopatra Cap Gammarth Casino

CCGL has rights to lease a 200,000 square foot casino and Las Vegas-style showroom presently under construction, and substantially complete, pursuant to a Casino Lease Agreement and Operating Management Contract with "STTG" or the "Lessor". The lessor and landlord, STTG, has been unable to complete the final construction of the Cleopatra Cap Gammarth Casino, causing significant delays in opening the casino and inducing losses to be incurred by the Entity. See Note 8 for further discussion of this lease arrangement.

On July 13, 1998, the NuOasis, on behalf of the Entity, filed a civil complaint for damages in the U.S. District Court, District of Nevada against SALT and several other defendants. On July 2, 1999, the District Court adjudged and decreed compensatory damages in the amount of $292 million plus interest, and $10 million in punitive damages. Management is proceeding in Tunisia to collect upon its money judgement. No amounts have been recorded in these financial statements as a result of this potential gain contingency.

                          Notes to Financial Statements
                           of the Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                  from NuOASIS INTERNATIONAL, INC. (continued)



3 - Tunisian Operations (continued)

Hammamet Casino

In October 1994, Cleopatra entered into an agreement with Club Hammamet to lease and operate a 60,000 square foot casino and French-style cabaret recently completed in Hammamet, Tunisia (the "Hammamet Casino"). On or about September 26, 1997, in order to finance the remaining expenditures on the Hammamet Casino, the Entity and Club Hammamet entered into an agreement with Cedric International Company Inc., a Panamanian corporation ("Cedric") pursuant to which the Entity and Cedric each agreed to contribute $1.5 million to the capital of Club Hammamet in making the first annual lease payments on the Hammamet Casino, the Company pledged to Cedric its 70% interest in Hammamet Casino. The Entity and Cedric agreed that Cedric will return such interest when and if the Entity reimburses Cedric for all funds advanced prior to September 26, 1998 (on an all-or-nothing basis), plus interest at the rate of 15% per annum. The Entity did not reimburse Cedric, due to sustained losses at the Hammamet Casino, and the Entity forfeited its right to reacquire its interest in Hammamet Casino. Accordingly, the Entity impaired its interest in Hammamet Casino and charged operations $1.9 million in fiscal 1998.

4 - Marketable Securities

The Entity has the following available-for-sale securities as of June 30, 1998:

      Investee                Shares      Market Value       Cost
NuOasis Resorts Inc.        2,000,000    $    214,000    $    254,000

The Hartcourt
Companies, Inc.               880,000         715,000       1,265,000

Totals                                   $    929,000    $  1,519,000

Subsequent to fiscal 1998, NuOasis, on behalf of the Entity, liquidated 880,000 shares of the Hartcourt companies for $463,000. In connection therewith, the Entity recorded a provision for loss of $803,000 subsequent to fiscal 1998.

5 - Lease deposit

The Entity is required to maintain a lease deposit totaling $3 million for the benefit of the leaseholders of the Le Palace Hotel. In fiscal 1998, NuOasis pledged 200,000 shares of Oasis common stock valued at $1 million as collateral for the lease deposit. Subsequent to fiscal 1998, the Entity was deficient in the collateral held for the lease deposit due to a decline in value of the securities. In February 2000, Oasis issued 2.75 million shares of its common stock to provide additional security under the lease arrangement. Based on the value of such shares of common stock, the Entity may be required to deposit additional collateral.

                          Notes to Financial Statements
                           of the Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                  from NuOASIS INTERNATIONAL, INC. (continued)


6 - Commitments and Contingencies

Leases

CCGL and CWI are lessees under lease agreements related to the Cleopatra Cap Gammarth Casino and the Le Palace Hotel, respectively, which require annual lease payments to be made, monthly or quarterly, over their respective terms, which range from 14 to 20 years (also see Note 3). The Entity has not begun operations at the casino; therefore, this lease is not yet in effect. Upon consummating the lease, the Entity will be required to pay the amounts reflected in the table below. Management expects the lease to be consummated by August 2000. Future annual minimum lease payments by these entities in each of the next five years and thereafter are as follows:

                                   Amounts Due

                         Cap
    Year Ending       Gammarth       Le Palace
      June 30          Casino          Hotel          Total
       1999        $          -  $   3,397,146    $  3,393,146
       2000                   -      3,741,000       6,741,000
       2001           3,000,000      4,007,150       7,007,150
       2002           3,300,000      4,287,650       7,587,650
       2003           3,600,000      4,587,785       8,187,785
    Thereafter       81,600,000     57,781,819     136,381,819
                   $ 91,500,000  $  77,802,550    $169,302,550

Prior to taking possession of the Cleopatra Cap Gammarth Casino under its lease agreement, the Entity is required to make a lease deposit totaling $1 million. Total rent expense included in operations under the Le Palace Hotel lease for the year ended June 30, 1998 was $2.0 million.

Litigation

The Entity has been a party to litigation with STTG due to significant delays in completing the Le Palace Hotel & Resorts. Through April 2000, the Entity has not paid rents to STTG in connection with its lease arrangement. However, the Entity has paid opening costs and purchased equipment totaling approximately $1.8 million which were the responsibility of STTG. STTG filed a complaint and received an arbitration award for calendar year lease rental payments for 1997 and 1998, net of amounts expended by the Entity. At June 30, 1999, the Entity owed STTG approximately $3.4 million for the net rental payments under the agreement. Also, see Note 3 for discussion of amounts due to the Entity from STTG.

The Entity is subject to claims and suits that arise from time to time out of the ordinary course of its business. Through April 2000, management of the Entity is not aware of any claims that will have a material impact on the Entity's business, financial condition or results of operations which are not reflected in the accompanying financial statements.

                          Notes to Financial Statements
                           of the Net Assets Acquired
                      by OASIS RESORTS INTERNATIONAL, INC.
                  from NuOASIS INTERNATIONAL, INC. (continued)


7 - Owner's Deficit

In connection with the recapitalization on June 1, 1998, the Entity received contributions from NuOasis of $10,000,000 of notes receivable from Resorts and $657,000 in marketable securities. Immediately thereafter, in order to meet the lease deposit requirements of the Le Palace Hotel, the Entity received shares of Flexweight's common stock held by NuOasis, valued at $1 million, in exchange for a reduction of $1 million in notes receivable from Resorts. See Note 3 and below for further discussion.

As discussed in Note 3, the Entity acquired certain assets and liabilities from CPL which were part of the control group, and included in the assets and liabilities, as well as the operations of the net assets acquired for all periods presented (see basis of presentation). Accordingly, the $13 million in notes issued to CPL for such assets, is treated as a constructive dividend in the accompanying consolidated statement of owner's capital (deficit) for the year ended June 30, 1998.

Notes Receivable From Resorts

On June 1, 1998, in connection with the recapitalization of the entity by NuOasis (see Note 3), the Company received a contribution of notes receivable from Resorts in the amount of $10,000,000. These notes are due on demand and bear interest at the rate of 6% per annum. Management has reflected such notes as a reduction of owner's capital (deficit) since the original capitalization was reflected as additional paid-in capital. Management of Resorts intends to satisfy these notes with in-kind consideration.

8 - Related Party Transactions

In connection with the operation of the Le Palace Hotel, the Entity provides employees of Societe Touristique Tunisie-Golfe ("STTG") meals and allowances while working at the Cap Gammarth complex. In fiscal 1998, the Entity incurred reimbursable expenses amounting to approximately $985,000. Refer to the arbitration settlement reached with the Lessor regarding lease payments and costs incurred by the Entity in Note 8. Management believes that amounts receivable from the Lessor will be subject to right of offset when the judgement becomes due. Accordingly, no provision for loss has been reflected against amounts due from STTG.

9 - Restructuring

As stated in Note 1, NuOasis entered into an exchange agreement to acquire its 75% interest in CPRC on July 1, 1998. CPRC was formed by the management of NuOasis as a means to consolidate its off-shore hotel and casino operations, principally in Tunisia. CPRC was a multi-step restructuring, whereby CPRC first issued 12,553,125 shares to CWI to acquire from CWI its 9% equity interest in SALT, the SALT Casino Lease rights, and $1.9 million note due from Club Hammamet; CWI immediately thereafter exchanged 8,490,625 CPRC shares to fully satisfy the $13 million notes payable to CWI. Then CPRC acquired the remaining CPL assets for 946,875 shares and a $3 million note due from Resorts, then acquired an 80% interest in CWI and a 100% interest in Club Hammamet from NuOasis for 11,500,000 CPRC shares, and finally, CPRC increased its ownership in CCGL to 90% by assigning to CCGL, $3.5 million of notes due from Resorts and its rights to the SALT Casino Lease. As a result, CPRC owns an 80% interest in CWI, a 90% interest in CCGL, a 100% interest in Club Hammamet and a 9% equity interest in SALT. In addition, the restructuring of CPRC satisfied the $13 million of notes due CPL by CWI, recapitalized the Entity by $10 million, and reduced a portion of its notes receivable from Resorts by $3 million.

                        OASIS RESORTS INTERNATIONAL, INC.




Unaudited Pro Forma Condensed Consolidated Financial Statements

The accompanying unaudited condensed consolidated pro forma balance sheet at June 30, 1998 includes the historical balance sheet of Oasis Resorts International, Inc. (formerly Flexweight Corporation) ("Oasis") from NuOasis International, Inc. ("NuOasis") as of August 31, 1998, and the assets acquired by Oasis on October 19, 1998 at their historical bases as of June 30, 1998. The accompanying unaudited pro forma condensed consolidated balance includes the adjustments necessary to record the reverse acquisition of Oasis under the purchase method of accounting, assuming the acquisition occurred on June 30, 1998. The accompanying unaudited condensed consolidated balance also reflects adjustments for the restructuring of the net assets acquired from NuOasis on July 1, 1998. This pro forma balance sheet also includes an adjustment to reflect the conversion of notes payable to NuOasis, valued at $7,000,000, into
8.1 million shares of common stock.

The unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1998 give effect to the reverse acquisition as if it had occurred at the beginning of the period presented.

This pro forma presentation has been prepared utilizing historical financial statements and notes thereto included herein, as well as pro forma adjustments as described in the notes to unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial position would have been had the acquisition described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical financial statements and notes thereto of the Company and the historical financial statements of NuOasis International, Inc.

                        OASIS RESORTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        BALANCE SHEET AS OF JUNE 30, 1998

                                                                Assets
                                                               Acquired      Adjustments       Pro forma
                                                    Oasis     from NuOasis     Note A         Consolidated
Cash                                            $     3,402  $   104,454    $          -   $      107,856
Accounts Receivable                                       -      619,284               -          619,284
Marketable securities                               350,000      929,000               -        1,279,000
Inventory                                                 -      171,237               -          171,237
Other current assets                                 77,467            -               -           77,467
                                                    430,869    1,823,975               -        2,254,844
Receivable from Lessor                                    -      984,892               -          984,892
Lease deposit                                             -    1,000,000               -        1,000,000
Land held for development                         1,083,001            -       2,616,999   (1)  3,700,000
First trust deed note security deposit              550,000            -               -          550,000
Investment, at cost                                       -    2,000,000               -        2,000,000
Other                                                24,816      239,701               -          264,517
Goodwill                                                  -            -       7,425,590   (2)  7,425,590

        Total Assets                            $ 2,088,686  $ 6,048,568    $ 10,042,589      $18,179,843
Liabilities and Stockholders' Equity (Deficit)
Accounts payable and accrued liabilities             20,000    2,543,645               -        2,563,645
Due Lessor                                                -    1,829,265               -        1,829,265
Due Parent                                                -    1,220,619               -        1,220,619
First trust deed note payable                       550,000            -               -          550,000
Current portion of note payable to affiliate        601,223            -               -          601,223
        Total Current Liabilities                 1,171,223    5,593,529               -        6,764,752
Note payable to affiliate, net of
    current portion                               2,823,777            -               -        2,823,777
Due affiliate                                             -   13,000,000     (13,000,000)  (3)          -
Fair value of notes payable due Parent                                         7,000,000   (4)
                                                          -            -      (7,000,000)  (5)          -
        Total Liabilities                         3,995,000   18,593,529     (13,000,000)       9,588,529
Stockholders' Deficit:                                    -
  Common stock & additional paid-in capital       4,331,458   10,345,833       8,136,275   (2) 28,482,108
                                                                              13,000,000   (3)
                                                                              (7,000,000)  (4)
                                                                               7,000,000   (5)
                                                                              (3,000,000)  (6)
                                                                              (4,331,458)  (8)

  Deficit accumulated during the
       development stag                         (6,237,772)  (13,369,089)      6,237,772   (7)(13,369,089)
  Accumulated other comprehensive loss                    -     (521,705)              -         (521,705)
  Notes receivable from Resorts                           -   (9,000,000)      3,000,000   (6) (6,000,000)
        Total Stockholders' Equity (Deficit)     (1,906,314) (12,544,961)     23,042,589        8,591,314
        Total Liabilities and  Stockholders'
            Equity (Deficit)                   $  2,088,686  $ 6,048,568    $ 10,042,589   $   18,179,843


  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                        OASIS RESORTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998


                                                     Assets
                                                    Acquired     Adjustments     Pro forma
                                      Oasis       from NuOasis      Note B      Consolidated
Revenues                           $          -   $  5,292,604   $        -    $    5,292,604
Cost of revenues                              -      5,512,702            -         5,512,702
Gross profit (loss)                           -       (220,098)           -          (220,098)
Expenses:
  Non-cash compensation               2,361,521              -            -         2,361,521
  Selling, general and
    administrative expenses                   -      1,244,870            -         1,244,870
  Impairment of long-lived assets             -      3,453,000   (3,453,000)  (9)           -
  Other                                  87,593         31,591      831,924   (10)    951,108
Total costs and expenses              2,449,114      4,729,461   (2,621,076)        4,557,499
Net income                         $ (2,449,114)  $ (4,949,559)  $2,621,076    $   (4,777,597)
Weighted Average Shares
  Outstanding - Basic and Dilutive      986,598                                    10,724,093
   Net Loss Per Share              $      (2.48)                               $         (.45)











  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                        OASIS RESORTS INTERNATIONAL, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



NOTE A:    UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AS OF JUNE 30, 1998

The following pro forma adjustments to the unaudited condensed consolidated balance sheet are as if the mergers had been completed as of June 30, 1998 and are not necessarily indicative of what would have occurred if the Merger actually had been completed as of such date.


(1)    Adjustment to record fair value of land based on independent appraisal.
(2) Adjustment to record purchase price of Oasis by NuOasis totaling $8,136,275 based on 8,136,275 shares retained by Oasis shareholders. To also record excess of purchase price over the fair value of the net assets acquired to goodwill.
(3)    To record cancellation of amount due affiliate.
(4)    Adjustment to record the fair value of note payable to NuOasis.
(5)    Adjustment to record conversion of note payable to NuOasis into
         8.1 million shares of common stock.
(6)    Exchange of note receivable from Resorts for additional assets.
(7)    Adjustment to eliminate historical accumulated deficits of $6,237,772.
(8) Adjustment to eliminate the historical common stock and additional paid-in capital, as a result of the reverse acquisition.


NOTE B:        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                  OPERATIONS FOR THE YEAR ENDED JUNE 30, 1998

The following pro forma adjustment to the Unaudited Pro forma Condensed Consolidated Statement of Operations are as if the Merger had been completed at the beginning of the earliest period presented and are not indicative of what would have occurred had the Merger and related transactions actually been made as of such date.

(9)    To eliminate a non-recurring transaction.
(10)   To record amortization of goodwill.